HomeSide Mortgage Securities Trust 2001-1

Quarterly Report as at     11 Oct 2002

This report is provided pursuant to the "Reports to Noteholders" section of the prospectus for Class A Notes dated 19 January 2001.

A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further  information  is available to  investors  on Bloomberg  (page  reference
HMST). Information in this report and on Bloomberg have been sourced from the same data. Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.

Current Periods and Interest Rates
------------------------------------------------------------------------------------------------------------------------------------

                                                                             Class A Notes         Class B Notes      Redraw Notes

Determination Date............... 11 Oct 2002        USD-LIBOR-BBA.......    1.86000     % pa      not applicable     not applicable

Payment Date..................... 21 Oct 2002        BBSW................    not applicable        4.9233   % pa      0       % pa

Interest Period                                      Margin..............    0.19        % pa      0.52     % pa      0       % pa
From (and including)............. 22 Jul 2002
To (but excluding)............... 21 Oct 2002        Interest Rate.......    2.05000     % pa      5.4433   % pa      0       % pa
Number of days................... 91

Collection Period
From start of month..............  July 2002
To end of month..................  September 2002



Noteholder Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------

                                    Class A Notes (USD)                   Class B Notes (AUD)     Subordination  Redraw Notes (AUD)
                              Per Note             Aggregate          Per Note        Aggregate         %       Per Note   Aggregate

Original Face Amount         100,000.0000      1,059,000,000.00     500,000.0000    20,000,000.00     1.04%       0.00       0.00
Beginning Note Balance        53,721.4137        568,909,768.80     500,000.0000    20,000,000.00     1.92%       0.00       0.00
Interest Distribution            278.3813          2,948,058.81       6,785.4836       271,419.34                 0.00       0.00
Principal Distribution         6,021.3792         63,766,406.42           0.0000             0.00                 0.00       0.00
Ending Note Balance           47,700.0345        505,143,362.38     500,000.0000    20,000,000.00     2.15%       0.00       0.00
Less Carryover Principal           0.0000                  0.00           0.0000             0.00                 0.00       0.00
Chargeoffs
Ending Stated Amount          47,700.0345        505,143,362.38     500,000.0000    20,000,000.00     2.15%       0.00       0.00
Total Distribution             6,299.7605         66,714,465.23       6,785.4836       271,419.34                 0.00       0.00
Current Note Factor          0.4770003422          0.4770003422         1.000000         1.000000             0.000000   0.000000





Principal Distribution Statement (AUD)
------------------------------------------------------------------------------------------------------------------------------------

Principal Collections on Housing Loans .................................................  119,030,093.85
Amount to be drawn on the Payment Date under the Redraw Facility Agreement .............            0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date ....................            0.00
Other Amounts of principal received ....................................................    2,103,861.81

Total Principal Collections ..................................................................................        121,133,955.66

Reimbursement of Redraws ...............................................................    6,446,174.33
Repay Redraw Principal .................................................................            0.00
Principal Draw .........................................................................            0.00
Repay Redraw Note Principal ............................................................            0.00
A$ Class A Principal ...................................................................  114,687,781.33
Class B Principal ......................................................................            0.00
Total Principal Distribution .................................................................................        121,133,955.66

HomeSide Mortgage Securities Trust 2001-1

Interest Distribution Statement (AUD)
------------------------------------------------------------------------------------------------------------------------------------

Interest Collections ...................................................................   18,638,415.73
Principal Drawing ......................................................................            0.00
Liquidity Drawing ......................................................................            0.00

Total Available Income .......................................................................................         18,638,415.73

Expenses ..............................................................................     2,766,096.53
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings ..........................................             0.00
A$ Class A Interest Amount ............................................................    13,497,038.05
A$ Note Interest Amount for Redraw Notes ..............................................             0.00
Interest payable under the Redraw Facility Agreement ..................................             0.00
Interest payable under the Liquidity Facility Agreement ...............................             0.00
A$ Note Interest Amount for Class B Notes .............................................       271,419.34

Excess Available Income available for Distribution ...........................................................          2,103,861.81

(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)




Support Facilities (AUD)
------------------------------------------------------------------------------------------------------------------------------------

Liquidity Facility                                               Redraw Facility
Liquidity Facility Limit...........        10,432,190.09         Redraw Facility Limit.....................  13,000,000.00
Amount Drawn.......................                 0.00         Amount Drawn..............................           0.00





Historical CPR
------------------------------------------------------------------------------------------------------------------------------------

2001              Jan 2001  Feb 2001 Mar 2001 Apr 2001 May 2001 Jun 2001  Jul 2001  Aug 2001  Sep 2001  Oct 2001  Nov 2001  Dec 2001
                       (%)       (%)      (%)      (%)      (%)      (%)       (%)       (%)       (%)       (%)       (%)       (%)

Monthly CPR.....      21.4      26.9     31.1     27.5     33.6     32.6      32.7      34.9      30.9      31.8      33.0      32.9

2002              Jan 2002  Feb 2002 Mar 2002 Apr 2002 May 2002 Jun 2002  Jul 2002  Aug 2002  Sep 2002
                       (%)       (%)      (%)      (%)      (%)      (%)       (%)       (%)       (%)

Monthly CPR           31.9      28.9     30.3     33.0     41.2     34.3      36.5      34.5      33.6

HomeSide Mortgage Securities Trust 2001-1

Delinquency Information as at Month Ending               30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

                                         31-60 Days       61-90 Days    91-120 Days     > 120 days   Foreclosure/             Total
                                           Past Due         Past Due       Past Due       Past Due            REO
No. of loans ......................              93               19              7              4              8               131
No. of loans (%) ..................            0.68%            0.14%          0.05%          0.03%          0.06%             0.96%
Balance outstanding ($ ) ..........    8,005,247.00     1,476,645.00     729,897.00     162,344.00     667,570.00     11,041,703.00
Balance outstanding (%) ...........            0.86%            0.16%          0.08%          0.02%          0.07%             1.19%
Instalment Amount ($) .............      120,527.00        30,437.00      23,339.00      11,338.00      38,714.00        224,354.00




Historical Delinquencies as a Percentage of Balance Outstanding
------------------------------------------------------------------------------------------------------------------------------------

                      Oct 2001 Nov 2001  Dec 2001 Jan 2002  Feb 2002  Mar 2002 Apr 2002 May 2002 Jun 2002 Jul 2002 Aug 2002 Sep 2002
                           (%)      (%)       (%)      (%)       (%)       (%)      (%)      (%)      (%)      (%)      (%)      (%)
31-60 Days Past Due ..    0.99     0.64      1.03     1.09      0.90      0.81     0.88     0.99     0.87     0.81     0.68     0.86
61-90 Days Past Due ..    0.17     0.22      0.19     0.28      0.23      0.19     0.25     0.22     0.19     0.35     0.22     0.16
91-120 Days Past Due .    0.04     0.06      0.10     0.07      0.09      0.11     0.11     0.14     0.09     0.09     0.05     0.08
> 120 Days Past Due ..    0.01     0.01      0.01     0.04      0.03      0.05     0.04     0.03     0.03     0.00     0.00     0.02
Foreclosure/REO ......    0.09     0.11      0.17     0.19      0.22      0.21     0.19     0.20     0.14     0.13     0.07     0.07
Total ................    1.30     1.04      1.49     1.67      1.48      1.38     1.47     1.57     1.32     1.38     1.01     1.19

Loss Data
------------------------------------------------------------------------------------------------------------------------------------

Quarter Ended                                           Dec 2001             Mar 2002             Jun 2002            Sep 2002
                                                    (AUD)  (No Loans)    (AUD)  (No Loans)    (AUD)  (No Loans)    (AUD)  (No Loans)

Losses on Sale of Property ....................     0.00       0         0.00       0         0.00       0         0.00       0
Losses after Mortgage Insurance ...............     0.00       0         0.00       0         0.00       0         0.00       0
Cumulative Losses after Mortgage Insurance.....     0.00       0         0.00       0         0.00       0         0.00       0
Cumulative Losses After Mortgage Insurance(%)..     0.00%    0.00%       0.00%    0.00%       0.00%    0.00%       0.00%    0.00%

HomeSide Mortgage Securities Trust 2001-1

Summary and Weighted Average Calculations         At Issue        Dec 2001           Mar 2002         Jun 2002           Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Total Collateral Balance (AUD) ............  1,923,597,213.61  1,295,795,807.48  1,174,986,045.61  1,041,791,851.30  929,027,217.52

Total Number of Loans .....................            23,931            17,717            16,442            14,970          13,706
Current Average Loan Balance (AUD) ........         80,380.98         73,138.56         71,462.48         69,591.97       67,782.52
Maximum Loan Balance (AUD) ................        500,417.16        462,374.30        462,023.05        462,079.18      462,299.32
Current Weighted Average LVR ..............             59.62%            56.74%            55.94%            55.01%          54.01%
Weighted Average Loan Rate ................              7.68%             6.51%             6.50%             6.82%           6.82%
Weighted Average Term to Maturity
   (WAM)(months) ..........................               254               243               240               237             234
Weighted Average Seasoning (WAS)(months) ..                23                35                38                41              44




Loan Size Distribution as at Month Ending         30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Loan Size Distribution                              Number of               Balance of       Number of    Balance of
                                                        Loans               Loans (AUD)      Loans (%)      Loans (%)
Loan Size < $ 50,000..........................          5,475           163,833,417.94          39.95%         17.63%
$ 50,000 < Loan Size < $  100,000.............          5,551           399,146,178.12          40.50%         42.96%
$100,000 < Loan Size < $  150,000.............          2,032           242,283,996.27          14.83%         26.08%
$150,000 < Loan Size < $  200,000.............            471            79,933,056.89           3.44%          8.60%
$200,000 < Loan Size < $  250,000.............            115            25,472,625.07           0.84%          2.74%
$250,000 < Loan Size < $  300,000.............             40            10,805,041.81           0.29%          1.16%
$300,000 < Loan Size < $  350,000.............             15             4,791,381.70           0.11%          0.52%
$350,000 < Loan Size < $  400,000.............              5             1,893,308.20           0.04%          0.20%
$400,000 < Loan Size < $  450,000.............              1               405,912.20           0.01%          0.04%
$450,000 < Loan Size < $  500,000.............              1               462,299.32           0.01%          0.05%
$500,000 < Loan Size < $  750,000.............              -                        -           0.00%          0.00%
$750,000 < Loan Size < $1,000,000 ............              -                        -           0.00%          0.00%

Total ........................................         13,706           929,027,217.52         100.00%        100.00%




LVR Distribution as at Month Ending                30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

LVR Distribution                                     Number of                 Balance of            Number of           Balance of
                                                         Loans                 Loans (AUD)            Loans (%)            Loans (%)
LVR < 50%...                                             7,500             365,637,722.91               54.72%               39.36%
50% < LVR < 55% ..........................                 956              73,571,122.91                6.98%                7.92%
55% < LVR < 60% ..........................                 925              76,320,480.86                6.75%                8.22%
60% < LVR < 65% ..........................                 984              85,441,011.73                7.18%                9.20%
65% < LVR < 70% ..........................               1,009              93,588,700.87                7.36%               10.07%
70% < LVR < 75% ..........................               1,072             106,957,647.60                7.82%               11.51%
75% < LVR < 80% ..........................                 617              63,331,953.10                4.50%                6.82%
80% < LVR < 85% ..........................                 424              41,573,072.48                3.09%                4.47%
85% < LVR < 90% ..........................                 178              18,253,455.98                1.30%                1.96%
90% < LVR < 95% ..........................                  36               3,937,995.63                0.26%                0.42%
95% < LVR < 100% .........................                   4                 313,758.46                0.03%                0.03%
LVR > 100% ...............................                   1                 100,294.99                0.01%                0.01%

Total ....................................              13,706             929,027,217.52              100.00%              100.00%




Mortgage Insurance as at Month Ending                                    30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Mortgage Insurer                                                           Number of         Balance of     Number of    Balance of
                                                                              Loans          Loans (AUD)     Loans (%)     Loans (%)

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ........          389       36,478,349.41         2.84%         3.93%
GE Mortgage Insurance Pty Ltd ........................................        1,016       85,679,139.93         7.41%         9.22%
Housing Loans Insurance Corporation ..................................          324       23,385,433.44         2.36%         2.52%
PMI ..................................................................            1          108,181.40         0.01%         0.01%
Pool Insurance - GE Capital Mortgage Insurance Corporation ...........       11,976      783,376,113.34        87.38%        84.32%
(Australia) Pty Ltd

Total ................................................................       13,706      929,027,217.52       100.00%       100.00%

HomeSide Mortgage Securities Trust 2001-1

Geographic Distribution as at Month Ending            30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Geographic Distribution                                 Number of               Balance of          Number of         Balance of
                                                            Loans               Loans (AUD)          Loans (%)          Loans (%)

ACT Inner City ...................................            157            10,444,397.87              1.15%              1.12%
ACT Metro ........................................             84             5,774,624.30              0.61%              0.62%
ACT Non Metro ....................................             80             5,517,082.48              0.58%              0.59%
NSW Sydney Inner City ............................             10             1,120,026.20              0.07%              0.12%
NSW Sydney Metro .................................          2,136           190,366,155.01             15.58%             20.49%
NSW Non-Metro ....................................          1,491            94,798,022.64             10.88%             10.20%
QLD Brisbane Inner City ..........................              9               826,923.07              0.07%              0.09%
QLD Brisbane Metro ...............................          1,373            86,545,526.61             10.02%              9.32%
QLD Non-Metro ....................................          1,675           103,870,095.55             12.22%             11.18%
VIC Melbourne Inner City .........................             24             2,322,142.34              0.18%              0.25%
VIC Melbourne Metro ..............................          2,860           193,153,193.67             20.87%             20.79%
VIC Non-Metro ....................................          1,032            54,548,333.20              7.53%              5.87%
WA Perth Inner City ..............................             14             1,122,212.19              0.10%              0.12%
WA Perth Metro ...................................          1,263            88,927,629.90              9.21%              9.57%
WA Non-Metro .....................................            352            21,533,088.32              2.57%              2.32%
SA Adelaide Inner City ...........................              3               178,964.08              0.02%              0.02%
SA Adelaide Metro ................................            599            35,452,390.64              4.37%              3.82%
SA Non-Metro .....................................            253            12,716,204.76              1.85%              1.37%
NT Darwin Inner City .............................             79             6,535,154.85              0.58%              0.70%
NT Darwin Metro ..................................              -                        -              0.00%              0.00%
NT Non-Metro .....................................             28             2,317,742.53              0.20%              0.25%
TAS Hobart Inner City ............................              7               356,505.96              0.05%              0.04%
TAS Hobart Metro .................................            110             6,898,864.94              0.80%              0.74%
TAS Non-Metro ....................................             67             3,701,936.41              0.49%              0.40%
Undefined Post Code ..............................              -                        -              0.00%              0.00%

Total ............................................         13,706           929,027,217.52            100.00%            100.00%




Seasoning Analysis - Total Portfolio as at Month Ending 30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Seasoning Analysis                                       Number of                 Balance of          Number of        Balance of
                                                             Loans                 Loans (AUD)          Loans (%)         Loans (%)
Seasoning < 3 months ...............................             -                          -              0.00%             0.00%
3 months < Seasoning < 6 months ....................             -                          -              0.00%             0.00%
6 months < Seasoning < 12 months ...................             -                          -              0.00%             0.00%
12 months < Seasoning < 18 months ..................             -                          -              0.00%             0.00%
18 months < Seasoning < 24 months ..................           207               20,979,319.13             1.51%             2.26%
24 months < Seasoning < 36 months ..................         3,631              292,977,647.44            26.49%            31.54%
36 months < Seasoning < 48 months ..................         4,188              286,098,414.05            30.56%            30.80%
48 months < Seasoning < 60 months ..................         3,569              215,128,857.22            26.04%            23.16%
Seasoning > 60 months ..............................         2,111              113,842,979.68            15.40%            12.25%

Total ..............................................        13,706              929,027,217.52           100.00%           100.00%





Remaining Loan Term as at Month Ending               30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Remaining Loan Term                                    Number of                   Balance of          Number of         Balance of
                                                           Loans                   Loans (AUD)          Loans (%)          Loans (%)

Term < 5 years ...................................           307                 6,693,333.13              2.24%              0.72%
5 years < Term < 10 years ........................         1,076                40,978,363.61              7.85%              4.41%
10 years < Term < 15 years .......................         1,338                71,412,013.51              9.76%              7.69%
15 years < Term < 20 years .......................         3,228               199,801,747.27             23.55%             21.51%
20 years < Term < 25 years .......................         7,757               610,141,760.00             56.60%             65.68%
25 years < Term < 30 years .......................             -                            -              0.00%              0.00%
30 years < Term < 35 years .......................             -                            -              0.00%              0.00%
Term > 35 years ..................................             -                            -              0.00%              0.00%

Total ............................................        13,706               929,027,217.52            100.00%            100.00%

HomeSide Mortgage Securities Trust 2001-1

Loan Purpose as at Month Ending                   30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Loan Purpose                                        Number of          Balance of        Number of   Balance of
                                                        Loans          Loans (AUD)        Loans (%)    Loans (%)

Purchase ....................................           5,062      359,454,574.80           36.93%       38.69%
Refinance ...................................           4,907      320,770,966.75           35.80%       34.53%
Refinance - Cash Out ........................           1,448       71,441,690.31           10.56%        7.69%
Investor ....................................           2,289      177,359,985.66           16.70%       19.09%
Other .......................................               -                   -            0.00%        0.00%

Total .......................................          13,706              100.00%         100.00%      100.00%



Loan Type by Interest Rate as at Month Ending    30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Loan Type                                         Number of                  Balance of            Number of           Balance of
                                                      Loans                  Loans (AUD)            Loans (%)            Loans (%)

Variable Rate ............................            9,849              601,728,994.48               71.86%               64.77%
Fixed Rate ...............................            3,857              327,298,223.04               28.14%               35.23%

Total ....................................           13,706              929,027,217.52              100.00%              100.00%





Fixed Rate Term Remaining as at Month Ending        30 Sep 2002
------------------------------------------------------------------------------------------------------------------------------------

Remaining Fixed Rate Term                            Number of                   Balance of          Number of         Balance of
                                                         Loans                   Loans (AUD)          Loans (%)          Loans (%)

Term < 1 year ..................................         1,954               164,166,997.70             50.66%             50.16%
1 years < Term < 2 years .......................         1,167                96,804,444.51             30.26%             29.58%
2 years < Term < 3 years .......................           512                46,196,253.57             13.27%             14.11%
3 years < Term < 4 years .......................            37                 3,314,631.50              0.96%              1.01%
4 years < Term < 5 years .......................            31                 2,351,395.29              0.80%              0.72%
Term > 5 years .................................           156                14,464,500.47              4.04%              4.42%

Total ..........................................         3,857               327,298,223.04            100.00%            100.00%




Contact Details
------------------------------------------------------------------------------------------------------------------------------------

Trust Manager.........National Global MBS Manager, Inc.


Contacts .............Michael White

                      Manager Group Funding (Securitisation)
                      National Australia Bank (Melbourne, Australia)
                      Phone: (+613) 8641 2157
                      Facsimile: (+613) 8641 0906
                      Email: michael_a_white@national.com.au


                      Dea Woods

                      National Global MBS Manager, Inc
                      Phone: (904) 807 3438
                      Facsimile: (904) 807 3478
                      Email: deandrea.woods@nainvest.com